UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2018

ARRIS INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-37672	98-1241619
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive Suwanee, Georgia		30024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 473-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2018, the Board of Directors of ARRIS International plc (“ARRIS” or the “Company”) appointed Barton Y. Shigemura as a director of the Company to serve until the 2019 Annual General Meeting of Shareholders.  Mr. Shigemura will also serve on the Nominating and Corporate Governance Committee of the Board.

Mr. Shigemura, age 59, is President and CEO of RioRey, a position he has held since July 2015.  RioRey designs, develops and manufactures comprehensive Distributed Denial of Service (DDoS) prevention, detection and investigation solutions in the cyber security industry.  Prior to joining RioRey, from June 2012 through December 2014, Mr. Shigemura served as Executive Chairman of DataGardens, a software company focused on the development of industry leading Disaster Recovery as a Service software.  DataGardens was acquired by CenturyLink in 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS INTERNATIONAL PLC

By:

/s/ Patrick W. Macken

Patrick W. Macken

Senior Vice President, General Counsel, and Secretary

Date: June 1, 2018